UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2024
BARINTHUS BIOTHERAPEUTICS PLC
(Exact name of registrant as specified in its charter)

England and Wales	001-40367	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Barinthus Biotherapeutics plc
Unit 6-10, Zeus Building Rutherford Avenue,
Harwell, Didcot, OX11 0DF
United Kingdom
(Address of principal executive offices, including zip code)
+44 (0) 1865 818 808
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trade Symbol(s)	Name of each exchange on which registered
American Depositary Shares	BRNS	The Nasdaq Global Market
Ordinary shares, nominal value £0.000025 per share*
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) ordinary share. Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Global Market. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

Item 7.01 Regulation FD Disclosure.
On June 6, 2024, Barinthus Biotherapeutics plc (the “Company”) issued a press release titled “Barinthus Bio's VTP-300 Trials Demonstrate Ability to Achieve Undetectable HBsAg levels and Statistical Significance in Lowering HBsAg Levels in People with Chronic Hepatitis B.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On June 6, 2024, the Company updated its corporate presentation for use in meetings with investors, analysts and others. A copy of this presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K. The Company undertakes no obligation to update, supplement or amend the presentation.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
On June 6, 2024, the Company announced updated data from two clinical trials in people with chronic hepatitis B (CHB) at the European Association for the Study of the Liver (EASL) Congress 2024. The presentations include updated interim data from the Phase 2b clinical trial (HBV003), as well as new interim end of treatment (EOT) data from the Phase 2a clinical trial (IM-PROVE II, AB-729-202) in partnership with Arbutus Biopharma (NASDAQ: ABUS), both in people with CHB receiving ongoing standard of care nucleos(t)ide analogue (NUC) therapy.

Interim HBV003 data: VTP-300 and Low-dose Nivolumab
Interim data from the HBV003 trial indicate that treatment with VTP-300 and low-dose nivolumab is generally well-tolerated and sustained HBsAg declines were observed across all groups, with some participants reaching undetectable levels of HBsAg. As of the data cutoff on April 15, 2024, 91 out of a planned 120 virally suppressed patients with CHB on stable NUC therapy were enrolled in the trial, 40 of whom had screening HBsAg ≤200 IU/mL as per the study protocol amendment in 2023 and 21 of whom had been assessed for NUC discontinuation. Participants reaching Day 169 were assessed to confirm if they were eligible to discontinue NUC therapy in line with the study criteria. Data presented focuses on participants with baseline HBsAg ≤200 IU/mL:

•76% of assessed participants (n=16/21) were eligible for NUC discontinuation at EOT, 7 of these discontinued.
◦71% (n=5/7) remained off NUC therapy, up to 44 weeks post-discontinuation in one case.
•19% of participants (n=4/21) across the groups assessed for NUC discontinuation, had undetectable HBsAg at any time.
◦This has been maintained for ≥16 weeks in 2 cases.
•67% of participants (n=14/21) across all groups assessed for NUC discontinuation had HBsAg <10 IU/mL at Week 24 or later.
•Robust T cell responses as measured by IFNу ELISpot were observed to all encoded antigens.
•There were no Serious Adverse Events (SAEs), Grade 3 or 4 Adverse Events (AEs) related to treatment. There was one treatment discontinuation due to an AE. The most common treatment-related AE was thyroid dysfunction, reported in 9% of participants (n=8/91) with normal Thyroid Function Tests reported in 7 of 8 (88%) at last recorded visit. Transient alanine transaminase (ALT) elevations occurred in 14 participants through to Day 85.

End of Treatment IM-PROVE interim data: imdusiran and VTP-300
Data from IM-PROVE II as of the data cutoff on April 12, 2024, indicate that treatment with imdusiran, Arbutus’ RNAi therapeutic candidate, followed by Barinthus Bio's T-cell stimulating immunotherapeutic candidate, VTP-300, was generally well-tolerated and observed to maintain low HBsAg levels during the post-treatment follow-up period. The data were presented today by Dr. Kosh Agarwal, MD, Consultant Hepatologist and Transplant Physician at the Institute of Liver Studies at King’s College Hospital, London, during a session focused on new treatments for viral hepatitis B at the EASL Congress.

Dr. Agarwal presented the following data from 38 of 40 participants that were on stable NUC therapy throughout the treatment period. They received imdusiran (60mg every 8 weeks) for 24 weeks and were then randomized to receive either VTP-300 or placebo at Weeks 26 and 30:

•Robust reductions of HBsAg were observed during the imdusiran lead-in period with 95% of patients achieving HBsAg <100 IU/mL before undergoing dosing in the VTP-300 treatment or placebo groups.

•At 24-weeks post-EOT, there was a significant difference (p<0.05) in HBsAg levels between the VTP-300 treatment group (n=5) and placebo (n=6).
•94% of participants (n=18/19) in the VTP-300 treatment group achieved HBsAg levels of <100 IU/mL and 36% had <10 IU/mL (n=7/19) at EOT (Week 48) compared to the placebo group, 84% (n=16/19) and 21% (n=4/19), respectively.
◦Similarly, at 24-weeks post-EOT (Week 72), the VTP-300 treatment group had lower HBsAg levels with 80% of participants at <100 IU/mL (n= 4/5) and 60% at <10 IU/mL (n=3/5) than the placebo group, 16% (n=1/6) and 0% (n=0/6), respectively.
•84% of participants (n=16/19) in the VTP-300 treatment group met criteria at EOT (Week 48) to discontinue NUC therapy vs 52% in the placebo group (n=10/19).
•In the VTP-300 treatment group, 20% of participants (n=1/5) achieved undetectable HBsAg at 24-weeks post-EOT and a further 20% of participants (n=1/5) had a >1.5log10 decline between the last two visits during the NUC therapy discontinuation follow-up period.
•Treatment with imdusiran and VTP-300 was generally well-tolerated. There were no reported SAEs, Grade 3 or 4 AEs or discontinuations due to treatment. The most common treatment-related AEs in two or more patients were injection site-related (both imdusiran and VTP-300) and transient ALT increases (imdusiran).
Forward Looking Statements
This press release contains forward-looking statements regarding Barinthus Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which can generally be identified as such by use of the words “may,” “will,” “plan,” “forward,” “encouraging,” “believe,” “potential,” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements include, without limitation, express or implied statements regarding our product development activities and clinical trials, including timing for readouts of any interim data or next steps for any of our programs, including VTP-300 and the HBV003 trial, the timing for readouts for the IM-PROVE II trial of our collaboration partner, Arbutus, the tolerability or potential benefits of VTP-300 or imdusiran, and our ability to develop and advance our current and future product candidates and programs. Any forward-looking statements in this press release are based on our management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the success, cost and timing of our pipeline development activities and planned and ongoing clinical trials, our ability to execute on our strategy, regulatory developments, our ability to fund our operations and access capital, the risk that interim or topline data may not reflect final data or results, global economic uncertainty, including disruptions in the banking industry, the conflict in Ukraine, the conflict in Israel and Gaza, and other risks identified in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

99.1	Press Release dated June 6, 2024.
99.2	Investor Presentation dated June 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barinthus Biotherapeutics plc

Date: June 6, 2024	By:	/s/ William Enright
William Enright
Chief Executive Officer